As filed with the Securities and Exchange Commission on September 20, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

American Superconductor Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2959321
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Two Technology Drive Westborough, Massachusetts	01581
(Address of Principal Executive Offices)	(Zip Code)

Second Amended and Restated 1997 Director Stock Option Plan

(Full Title of the Plan)

Gregory J. Yurek

American Superconductor Corporation

Two Technology Drive

Westborough, Massachusetts 01581

(Name and Address of Agent For Service)

(508) 836-4200

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share (2)	150,000 shares	$12.87(3)	$1,930,500(3)	$245

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Includes rights to purchase shares of common stock pursuant to the Rights Agreement, as amended, between the Registrant and American Stock Transfer & Trust Company, as Rights Agent.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on September 15, 2004.

This registration statement on Form S-8 is filed to register the offer and sale of an additional 150,000 shares of the registrant’s common stock, $0.01 par value per share, to be issued under the registrant’s Second Amended and Restated 1997 Director Stock Option Plan (the “Plan”). This registration statement on Form S-8 incorporates by reference the contents of the registration statements on Form S-8, File Nos. 333-39653 and 333-58016, filed by the registrant on November 6, 1997 and March 30, 2001, respectively, relating to the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on this 20th day of September, 2004.

AMERICAN SUPERCONDUCTOR CORPORATION

By:	/s/ GREGORY J. YUREK
Gregory J. Yurek
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of American Superconductor Corporation, hereby severally constitute and appoint Gregory J. Yurek, Kevin M. Bisson and Patrick J. Rondeau, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable American Superconductor Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GREGORY J. YUREK Gregory J. Yurek	Chairman of the Board and Chief Executive Officer (Principal executive officer)	September 20, 2004

/s/ KEVIN M. BISSON Kevin M. Bisson	Senior Vice President, Chief Financial Officer and Treasurer (Principal financial officer)	September 20, 2004

/s/ THOMAS M. ROSA Thomas M. Rosa	Vice President of Finance and Accounting, and Secretary (Principal accounting officer)	September 20, 2004

/s/ ALBERT J. BACIOCCO, JR. Albert J. Baciocco, Jr.	Director	September 20, 2004

/s/ VIKRAM S. BUDHRAJA Vikram S. Budhraja	Director	September 20, 2004

/s/ PETER O. CRISP Peter O. Crisp	Director	September 20, 2004

/s/ RICHARD DROUIN Richard Drouin	Director	September 20, 2004

/s/ ANDREW G.C. SAGE, II Andrew G.C. Sage, II	Director	September 20, 2004

/s/ JOHN B. VANDER SANDE John B. Vander Sande	Director	September 20, 2004

INDEX TO EXHIBITS

Number	Description

4.1(1)	Restated Certificate of Incorporation, as amended, of the Registrant

4.2(2)	Certificate of Amendment of Restated Certificate of Incorporation of the Registrant

4.3(3)	Amended and Restated By-Laws of the Registrant

4.4(4)	Rights Agreement dated as of October 30, 1998 between the Registrant and American Stock Transfer & Trust Company, as Rights Agent

4.5(5)	Amendment No. 1 to Rights Agreement dated as of January 29, 1999 between the Registrant and American Stock Transfer & Trust Company, as Rights Agent

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24	Power of attorney (included on the signature pages of this registration statement)

(1)	Previously filed with the Commission as an Exhibit to the Registrant’s Registration Statement on Form S-3 on January 24, 2000 (Commission File No. 333-95261) and incorporated herein by reference.

(2)	Previously filed with the Commission as an Exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended August 9, 2004 (Commission File No. 000-19672) and incorporated herein by reference.

(3)	Previously filed with the Commission as an Exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 on November 14, 2000 (Commission File No. 000-19672) and incorporated herein by reference.

(4)	Previously filed with the Commission as an Exhibit to the Registrant’s Registration Statement on Form 8-A on November 2, 1998 (Commission File No. 000-19672) and incorporated herein by reference.

(5)	Previously filed with the Commission as an exhibit to the Registrant’s Registration Statement on Form 8-A/A on March 12, 1999 (Commission File No. 000-19672) and incorporated herein by reference.